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                     THE LOEWEN GROUP INC.

            1994 OUTSIDE DIRECTOR COMPENSATION PLAN
         (AMENDED AND RESTATED AS AT JANUARY 9, 1997,
          AND FURTHER AMENDED AS AT AUGUST 15, 1997)

                     SECTION 1. PURPOSE

The purpose of the 1994 Outside Director Compensation Plan (the "Plan") is to promote the interests of The Loewen Group Inc. ("TLGI") by attracting and retaining qualified individuals who are neither employees nor officers of TLGI or a Subsidiary (as defined below) to serve as directors of TLGI or a Subsidiary. The Plan is intended to further align the interests of outside directors with the shareholders of TLGI, thereby promoting long-term growth and performance of TLGI.


                  SECTION 2. DEFINITIONS

"ANNUAL FEES" means (i) the annual retainer, (ii) the fees for serving on a Committee, (iii) the fees for serving as Chairman of a Committee and (iv) any other fees for serving as a director of TLGI with respect to an Annual Service Period (other than Meeting Fees), to be paid by TLGI to a TLGI Participant during or in respect of any Annual Service Period, at the rates determined by the Board of Directors in advance of such period.

"ANNUAL FEES ELECTION" means an irrevocable election made in accordance with
Section 5(a).

"ANNUAL SERVICE PERIOD" means an annual period determined by the Board of Directors, which annual period shall be January 1 through December 31 or such other annual period as may be designated from time to time by the Board of Directors.

"APPLICABLE STOCK EXCHANGE" means, with respect to Common Shares issued or Options granted (i) to a Participant who is a resident of Canada, the TSE; and (ii) to a Participant who is a resident of any country other than Canada, the New York Stock Exchange; provided, however, that the Board of Directors may, subject to any required stock exchange approval, from time to time, designate another Stock Exchange as the Applicable Stock Exchange for purposes of clause (i) or clause (ii).

"BOARD OF DIRECTORS" means the Board of Directors of TLGI.

"BUSINESS DAY" means any day on which the principal executive offices of TLGI in Burnaby, British Columbia, are open for business and all of the Stock Exchanges are open for trading.

"COMMITTEE" means a committee of the Board of Directors.

"COMMON SHARES" means the Common shares without par value of TLGI.


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"DETERMINATION DATE" means (i) with respect to Common Shares issued pursuant to Section 5(a), the first Business Day of the Annual Service Period to which the Annual Fee Election relates, (ii) with respect to Common Shares granted pursuant to Section 5(b), the first Business Day of the Quarterly Service Period immediately following the Quarterly Service Period to which the Meeting Fees Election relates, (iii) with respect to Options granted pursuant to Section 6, the Grant Date, and (iv) with respect to Options granted pursuant to Section 7, the first Business Day of the first full calendar month that a Participant first serves as a director.

"GRANT DATE" means the date that an Option is granted; provided, however, that if the date the Option is granted is not a Business Day, the Grant Date shall be deemed to be the Business Day immediately following such date of grant.

"MEETING FEES" means the aggregate fee compensation actually earned during a Quarterly Service Period by a TLGI Participant for attending (in person, by telephone, or by videoconference) Board of Director and Committee meetings.

"MEETING FEES ELECTION" means an irrevocable election made in accordance with
Section 5(b).

"OPTION" means an option to acquire Common Shares granted pursuant to Section 6 or Section 7.

"PARTICIPANT" means a TLGI Participant or a Subsidiary Participant.

"PLAN" means this 1994 Outside Director Compensation Plan, as amended and restated.

"QUARTERLY SERVICE PERIOD" means each of the quarters ended March 31, June 30, September 30 and December 31, or such other quarterly periods as may be designated by the Board of Directors from time to time.

"SECURITIES LAWS" means the securities laws of the United States, Canada, the states and territories of the United States, the provinces and territories of Canada, the securities laws of the jurisdiction of residence of any Subsidiary Participant, and applicable laws, rules and regulations promulgated thereunder.

"SHARE PRICE" means (i) with respect to Common Shares, the Weighted Average Trading Price or (ii) with respect to Options, the greater of (A) the weighted average of the trading prices on the Determination Date of the Common Shares on the Applicable Stock Exchange and (B) the Weighted Average Trading Price.

"SHARES" means the Common Shares and any security convertible into or exchangeable for Common Shares.


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"STOCK EXCHANGES" means the New York Stock Exchange (or, if the Common Shares are not traded on the New York Stock Exchange, any United States national securities exchange or quotation system on which the Common Shares are traded) and any securities exchange outside of the United States on which the Common Shares are traded.

"SUBSIDIARY" means a direct or indirect subsidiary of TLGI.

"SUBSIDIARY PARTICIPANT" means an individual duly elected or appointed as a director of a Subsidiary who is (i) not an officer or employee of TLGI or any Subsidiary or (ii) not a resident of the United States or Canada.

"TLGI" means The Loewen Group Inc., a body corporate under the laws of British Columbia, Canada.

"TLGI PARTICIPANT" means an individual duly elected or appointed as a director of TLGI who is not also an officer or employee of TLGI or any Subsidiary. Absent action by the Board of Directors to the contrary, an honorary director or a director emeritus shall be deemed to be TLGI Participant.

"TSE" means The Toronto Stock Exchange.

"WEIGHTED AVERAGE TRADING PRICE" means the weighted average trading price of the Common Shares on the Applicable Stock Exchange for the five trading days on which such shares are traded immediately preceding the Determination Date.

"1934 ACT" means the Securities Exchange Act of 1934, as amended.


                        SECTION 3. ADMINISTRATION

The Plan shall be administered by the Board of Directors.


               SECTION 4. COMMON SHARES SUBJECT TO THE PLAN

The total number of Common Shares that may be issued under the Plan shall not exceed 250,000. The number of Common Shares reserved for issuance to any one person pursuant to options (whether granted under this Plan or otherwise) shall not exceed 5% of the total issued and outstanding Common Shares on a non-diluted basis. If any Options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, then the Common Shares reserved therefor shall continue to be available under the Plan.


                           SECTION 5. ELECTIONS


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(a)   ANNUAL FEES ELECTION. Not later than ten Business Days prior to the first day of an Annual Service Period, each TLGI Participant may, by filing a written election with TLGI, direct TLGI to pay to such TLGI Participant, in the form of Common Shares, some or all of the Annual Fees payable to such TLGI Participant for the related Annual Service Period (the "Annual Fees Election"). An Annual Fees Election filed with TLGI shall be effective for the entire Annual Service Period to which the Annual Fees Election relates. The number of Common Shares to be issued pursuant to Section 5(a) shall be equal to the Annual Fees or such portion thereof to which the Annual Fee Election relates, divided by the Share Price as at the Determination Date. Such Common Shares shall be issued as soon as is reasonably possible after last day of the Annual Service Period to which the Annual Fees Election relates. Cash shall be paid in lieu of fractional shares. If actual fees to be paid with respect to any component of Annual Fees is increased during the Annual Service Period, TLGI Participant shall receive such increase in cash and not Common Shares, regardless of whether an Annual Fees Election has been made.

(b) MEETING FEES ELECTION. Each TLGI Participant may deliver a notice to TLGI directing TLGI to pay to such TLGI Participant, in the form of Common Shares, some or all of the Meeting Fees for the immediately preceding Quarterly Service Period (the "Meeting Fees Election"); provided, however, that the first Quarterly Service Period for which a Meetings Fees Election may be filed is the quarter ended March 31, 1997. The Meeting Fees Election shall be delivered to TLGI between the 40th and 60th day following the relevant Quarterly Service Period. The number of Common Shares to be issued pursuant to Section 5(b) shall be equal to the Meeting Fees to which the Meeting Fee Election relates, divided by the Share Price as at the Determination Date. Such Common Shares shall be issued as soon as is reasonably possible after the due date of the relevant Meetings Fee Election. Cash shall be paid in lieu of fractional shares.


                  SECTION 6. ANNUAL GRANT OF OPTIONS

On June 1 of each year or such other date as the Board of Directors shall determine, each TLGI Participant who is a Board member immediately following the last meeting of shareholders in which directors have been elected (a "Shareholders' Meeting") shall receive an annual grant of Options; provided, however, that with respect to the year commencing June 1, 1996, the annual grant of Options shall occur on January 9, 1997. In addition, each TLGI Participant who is a Committee member immediately following the Shareholders' Meeting shall receive a grant of Options for service as a Committee member. The number of Options to be granted for Board service and Committee service shall be determined annually by the Board of Directors by no later than the last physical Board meeting held prior to June 1 of the relevant year.


               SECTION 7. INITIAL AND ONE-TIME GRANTS

A TLGI Participant who is initially appointed (rather than elected at a Shareholders' Meeting) to the Board of Directors shall, on the first Business Day of the first full calendar month after the date during which such appointment occurred, receive an initial grant of Options in an amount to be determined by the Board of Directors. In addition, the Board of Directors shall have the discretion to make a one-time grant of up to 2,000 Options to a Subsidiary Participant, such grant


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to be made as of the first Business Day of the first full calendar month after the date on which a Subsidiary Participant is initially elected or appointed to a Subsidiary board of directors.


                     SECTION 8. OPTION AGREEMENT

Each Option granted under the provisions of this Plan shall be evidenced by an option agreement ("Option Agreement") in such form as may be approved by the Board of Directors, which agreement shall be duly executed and delivered on behalf of TLGI and by the Participant to whom such Option is granted. The Option Agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors.


                        SECTION 9. TERMS OF OPTIONS

(a)    EXERCISE PRICE. The Option exercise price shall be the Share Price.

(b) TERM. Except as determined pursuant to Section 12 hereof, each Option shall expire ten years after the Grant Date.

(c) VESTING; EXERCISE. Each Option Agreement shall specify the dates upon which all or any installment of the Option will be exercisable. An Option may be exercised when installments vest and at any time and from time to time thereafter with respect to all or a portion of the Common Shares covered by such vested installments. In addition, if an Offer (as hereinafter defined) is made, the Board of Directors may while the Offer remains outstanding:

      (i) determine that each Option granted by TLGI to purchase Common Shares shall, notwithstanding any vesting period or deferral of the right to exercise otherwise applicable, be immediately exercisable effective on and after a date declared by the Board of Directors, or Committee, to be an advanced exercise date ("Advanced Exercise Date"); and

     (ii) rescind any declaration of an Advanced Exercise Date but no such rescission shall affect the validity of the exercise of such Option if validly exercised on or after a particular Advanced Exercise Date and before the date of rescission of the declaration of the particular Advanced Exercise Date.

For the purposes hereof, "Offer" means an offer to acquire Shares made to the holders of Shares where the Shares which are the subject of the offer to purchase, together with the offeror's then presently owned Shares, will in the aggregate exceed twenty percent (20%) of the outstanding Shares and where two or more persons or companies make offers jointly or in concert or intending to exercise jointly or in concert any voting rights attaching to the Shares to be acquired, then the Shares owned by each of them shall be included in the calculation of the percentage of the Shares owned by each of them. Paragraphs (i) and (ii) shall apply to each Option granted or to be granted by TLGI, which is outstanding at the time of any such declaration regardless of the


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date of grant thereof, provided that all other terms and conditions of the
Option shall continue to apply and nothing herein shall operate to extend, enlarge or revise any Option which has expired, has been exercised, has been canceled or otherwise has ceased to exist.

(d) PAYMENT. An Option shall be exercised by delivery of a written notice of such exercise to TLGI at its principal executive office, together with full payment of the aggregate exercise price for the Common Shares with respect to which the Option is exercised.

(e) SHARE ISSUANCE. Upon payment of the aggregate exercise price, TLGI shall issue the Common Shares so acquired as soon as is reasonably possible.


                  SECTION 10. OPTIONS NOT TRANSFERABLE

An Option granted under the Plan shall not be transferred, pledged or assigned except to the extent permitted by applicable Securities Laws and the applicable rules and regulations of the Stock Exchanges and (i) only as hereinafter provided or (ii) with the approval of the Board of Directors.


                 SECTION 11. PROTECTION AGAINST DILUTION

The Board of Directors shall adjust the number of Common Shares covered by the Plan and any Option in a manner which it considers equitable to reflect any change in the capitalization of TLGI including, but not limited to, such changes as stock dividends, consolidations and subdivisions of shares or changes resulting from an amalgamation of TLGI with one or more corporations. No fractional shares or rights to acquire a fractional share will be created as a result of an adjustment made pursuant to this section. The Board of Directors shall also adjust the exercise price under any Option in a manner which it considers equitable if the number of Common Shares covered by the Option is adjusted pursuant to this section.


                   SECTION 12. PERSONAL HOLDING COMPANY

To the extent permitted by applicable Securities Laws and the applicable rules and regulations of the Stock Exchanges, a Participant shall be entitled to direct TLGI (i) to issue Shares or Options to a personal holding company of which the Participant holds all of the direct and indirect interests ("PHC") or (ii) to permit the transfer by a Participant of his or her Options to a PHC.


              SECTION 13. EFFECT OF TERMINATION OF DIRECTORSHIP

(a) DEATH. In the event of the death of a Participant, the Participant's personal legal representatives (the "Successors") or PHC, as the case may be, may exercise any Options previously issued to the extent that such Options are exercisable at the date of death, but no further vesting shall occur. Absent the prior written consent of the Board of Directors, any such Option must be exercised prior to the earlier to occur of (i) two years after the date of death and (ii) the expiration date of the Option. In addition, the Successors or the PHC, as the case may be,


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shall be entitled to receive, on behalf of a deceased TLGI Participant, a pro rata amount of the Common Shares that the TLGI Participant elected to receive pursuant to Section 5(a), and all of the Common Shares that the TLGI Participant elected to receive pursuant to Section 5(b).

(b) TERMINATION BY BOARD RESOLUTION. If a Participant's directorship is terminated by resolution of the Board of Directors or the board of directors of a Subsidiary, all Options previously issued to such Participant or PHC, as the case may be, shall expire on a date to be determined by the Board of Directors. Until such date, any Options previously issued may be exercised to the extent that such Options are exercisable on the termination date, but no further vesting shall occur. The Board of Directors shall also determine the extent, if at all, that such TLGI Participant or PHC, as the case may be, shall receive any Common Shares with respect to the Annual Service Period during which such termination occurs.

(c) OTHER TERMINATION. In the event that a Participant's directorship terminates for any reason other than by death or by resolution, any Options previously issued may be exercised, to the extent that such Options are exercisable on the termination date, but no further vesting shall occur. Any such Options must be exercised prior to the earlier to occur of (i) forty-five days after the date of termination and (ii) the expiration date of the Option. A TLGI Participant or PHC, as the case may be, shall be entitled to receive a pro rata amount of the Common Shares that the TLGI Participant elected to receive pursuant to Section 5(a), and all of the Common Shares that the TLGI Participant elected to receive pursuant to Section 5(b).

(d) HONORARY/EMERITUS DIRECTOR. Notwithstanding Sections 13(a) and 13(b) above, a director who becomes an honorary director or director emeritus shall not be deemed to be terminated as a result of assuming such status.

(e) SHARE CERTIFICATES. A certificate representing Common Shares to be acquired pursuant to this Section 13 shall be issued in accordance with
Section 5(a), 5(b) or 9(e), as the case may be.


               SECTION 14. RESTRICTIONS ON ISSUANCE OF SHARES

TLGI shall have no obligation to issue any Common Shares or deliver any certificate representing Common Shares until the following conditions shall be satisfied:

      (i) At the time of the issue, (A) such shares effectively shall have been registered or qualified by prospectus, as the case may be, under applicable Securities Laws as now in force or hereafter amended or (B) counsel for TLGI shall have given an opinion that such shares are exempt from registration or qualification by prospectus, as the case may be, under Securities Laws as now in force or hereafter amended; and

     (ii) TLGI shall have complied with all regulations imposed by the Stock Exchanges.


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In addition, any such certificate shall bear such restrictive legends as TLGI determines are necessary or desirable, from time to time, in order to comply with applicable Securities Laws and all regulations imposed by the Stock Exchanges.


                     SECTION 15. TERMINATION OR AMENDMENT

Subject to regulatory approval and, where required, approval of the shareholders of TLGI, the Board of Directors may, at any time and for any reason, amend or terminate the Plan. The Plan shall remain in effect until it is so terminated by the Board of Directors. No Options may be granted under this Plan after its termination, but no termination or amendment of the Plan shall affect any previously granted Option.


                        SECTION 16. GENERAL LIMITATIONS

Neither the Participant, the Participant's Successors nor the Participant's PHC shall have any rights as a shareholder of TLGI with respect to Common Shares covered by Options until the Participant, Participant's Successors or PHC, as the case may be, becomes the holder of record of such shares.


                              SECTION 17. RISK

EACH PARTICIPANT ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON SHARES.


                        SECTION 18. APPLICABLE LAW

All questions concerning the interpretation, validity and construction of this Plan and the instruments evidencing Options shall be governed by the internal law, and not the law of conflicts, of the Province of British Columbia.


               SECTION 19. COMPLIANCE WITH CERTAIN U.S. LAWS

So long as TLGI is subject to Section 16 of the 1934 Act, any equity security, as defined in the rules and regulations under the 1934 Act, offered pursuant to the Plan may not be sold for at least six months after the date of grant thereof, and any derivative security, as defined in the rules and regulations promulgated under Section 16, offered pursuant to the Plan may not be sold for at least six months after the acquisition thereof, except in the event of the death or disability of the holder thereof. To the extent that any provision of this Plan or action by the Board of Directors fails to comply with the rules and regulations promulgated under Section 16, it shall be null and void to the extent permitted by law and deemed advisable by the Board of Directors.


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